 Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 14, 2025, except for the Note 19 and 21, as to which the date is May 26, 2026, with respect to the consolidated financial statements appearing in the Annual Report on Form 20-F of Eshallgo Inc for the year ended March 31, 2026.

/s/ YCM CPA INC.

PCAOB ID 6781

Irvine, California

August 5, 2026